Exhibit 99.(h)(3)

Fee Waiver Agreement

EULAV Asset Management (the “Adviser”) and EULAV Securities LLC (the “Distributor”) each agree to the following fee waivers:

Value Line Core Bond Fund: The Adviser waives 0.20% of the advisory fee and the Distributor waives 0.15% of the Rule 12b-1 fee for the period July 1, 2014– June 30, 2016.

Value Line Tax Exempt Fund, Inc.: The Distributor waives 0.25% of the Rule 12b-1 fee for the period July 1, 2014 – June 30, 2016;

Value Line Larger Companies Fund, Inc.: The Distributor waives 0.10% of the Rule 12b-1 fee for the period May 1, 2015-June 30, 2016.

Value Line Strategic Asset Management Trust: The Distributor waives 0.15% of the Rule 12b-1 fee for the period May 1, 2015-June 30, 2016.

Value Line Centurion Fund, Inc.: The Distributor waives 0.15% of the Rule 12-1 fee for the period May 1, 2015-June 30, 2016.

Dated this 9th day of February, 2015

On behalf of the Distributor and the Adviser,

Mitchell Appel, President
EULAV Asset Management
EULAV Securities LLC.
Received:

Emily Washington, Treasurer
Value Line Mutual Funds